EXHIBIT 99.1

First Amendment to the American River Bankshares 2005 Executive Annual Incentive Plan

         On March 15, 2006, the registrants Board of Directors approved the First Amendment to the American River Bankshares 2005 Executive Annual Incentive Plan (the "Plan"). The First Amendment modifies Attachment A of the Plan by setting the performance metrics and the weightings for 2006, and Attachment B of the Plan, Funding Thresholds, by adjusting the performance targets based upon the registrants 2006 budget. This amendment should be read in conjunction with the Plan, incorporated by reference from Exhibit 99.1 to the Registrant's Report on Form 8-K, filed with the Commission on October 27, 2005. The targets for the 2006 performance metrics have been reset to the budget for 2006. In addition the targets for Return on Average Assets, Return on Tangible Equity and Earnings Per Share are calculated on a pre-incentive, after tax basis.

         The following weightings were assigned to the Chief Executive Officer, the Chief Financial Officer, the Chief Credit Officer and the Chief Information Officer based on results of the Company:

Return on Average Assets                                               22%
Return on Average Tangible Equity                                      22%
Diluted Earnings Per Share                                             22%
Core Deposit Growth                                                    10%
Net Loan Growth                                                        10%
Classified Loans to Equity                                              5%
Leadership                                                              9%

         The Regional Bank Presidents of the Company have the following metrics and weightings:

Return on Average Assets of the Company                                10%
Return on Average Tangible Equity of the Company                       10%
Return on Average Assets of the Regional Bank                          40%
Core Deposit Growth of the Regional Bank                               10%
Total Loan Growth of the Regional Bank                                 15%
Classified Loans to Average Loans of the Regional Bank                  5%
Leadership                                                             10%



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